                 [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                  May 1, 2006

Board of Directors
Metropolitan Life Insurance Company
200 Park Avenue
New York, New York 10166

    Re:  Paragon Separate Account A (File No. 811-5382)

Directors:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-6 for certain group and individual flexible premium variable life insurance policies issued through Paragon Separate Account A (File No. 811-5382). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:  /s/ Mary E. Thornton
     --------------------------
     Mary E. Thornton